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                                                                    EXHIBIT 12.1

COMPUTATION OF EARNINGS TO FIXED CHARGES

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                                                                                YEARS ENDED NOVEMBER 30,
                                                      -------------------------------------------------------------------------
                                                        2003             2002             2001            2000            1999
                                                      ---------       ---------         -------         -------         -------
                                                                                 (DOLLARS IN THOUSANDS)
EARNINGS FROM CONTINUING OPERATIONS :

Pre-tax income from continuing operations
    before adjustment for minority interests or
     income or loss from equity method investees      $  67,254       $ 161,971         130,924          82,272          77,984
         Fixed charges                                  105,592          96,431         119,132         134,570          92,261
         Amortization of capitalized interest             1,059             952             759             439             261
         Distributed income of equity investees          63,298          74,601          90,478          98,380          40,575
         Interest capitalized                            (3,338)         (4,377)         (9,390)        (13,848)         (9,062)
                                                      ---------       ---------         -------         -------         -------
         "Earnings"                                   $ 233,865       $ 329,578         331,903         301,813         202,019
                                                      =========       =========         =======         =======         =======

FIXED CHARGES :

Interest, whether capitalized, and amortization of debt discounts or premiums:

         Interest expensed and capitalized            $  98,361       $  89,966         115,170         132,182          91,276
         Amortized premiums, discounts and
         capitalized expenses related to
         indebtedness                                     7,231           6,465           3,962           2,388             985
                                                      ---------       ---------         -------         -------         -------
         "Fixed charges"                              $ 105,592       $  96,431         119,132         134,570          92,261
                                                      =========       =========         =======         =======          ======

EARNINGS TO FIXED CHARGES :                                 2.2 x           3.4 x           2.8 x           2.2 x           2.2 x

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